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EXHIBIT 11.  Computation of Earnings Per Share
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
                                          (In Thousands, Except Per Share Data)
                                          -------------------------------------
                                                    Three Months Ended March 31
                                                        1996             1995
                                                       -------          -------
Primary:

 Average shares outstanding                             24,834           24,578
 Less leveraged ESOP shares                               (105)             (50)
 Net effect of the assumed exercise
  of stock options - based on the
  treasury stock method using average
  market price                                             511              655
                                                       -------          -------
 Total                                                  25,240           25,183
                                                       =======          =======

 Net income                                            $13,276          $11,220

 Per share amount                                      $   .53          $   .45


Fully Diluted:

 Average shares outstanding                             24,834           24,578
 Less leveraged ESOP shares                               (105)             (50)
 Net effect of the assumed exercise
  of stock options - based on the
  treasury stock method using higher
  of quarter-end and average market
  price                                                    624              655
                                                       -------          -------
 Total                                                  25,353           25,183
                                                       =======          =======

 Net income                                            $13,276          $11,220

 Per share amount                                      $   .52          $   .45

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